Exhibit 4.3


WHEN RECORDED MAIL TO:
VINSON & ELKINS L.L.P.
2500 First City Tower
1001 Fannin Street
Houston, TX 77002-6760
Attn:  Lauren Hagerty


           ACT OF MORTGAGE, ASSIGNMENT OF PRODUCTION,
           SECURITY AGREEMENT AND FINANCING STATEMENT
           __________________________________________


       BE   IT  KNOWN,  that  before  us,  Notary  Publics,  duly
commissioned as such and in the presence of the undersigned competent witnesses,

     PERSONALLY CAME AND APPEARED:

     Forest Oil Corporation, a New York corporation, whose Federal tax identification number is 25-0484900, with principal offices at 950 17th Street, Colorado National
     Building, Denver, Colorado 80202, being represented by William L. Dorn, its duly authorized Chairman of the Board and Chief Executive Officer, acting pursuant to resolutions of the Board of Directors of said Corporation a certified copy of which is attached hereto and made a part hereof ("Mortgagor"), and

     Joint Energy Development Investments Limited Partnership, whose Federal tax identification number is 76-0407964 with offices at 1400 Smith Street, Houston, Texas 77002, herein represented by Thomas S. Glanville, attorney-in-fact, on behalf of Enron Capital Corp., the General Partner of Joint Energy Development Investments Limited Partnership (the "Mortgagee"),

     which said Mortgagor and Mortgagee did acknowledge and declare as follows:


                               I.

      To  secure  payment  of  the Indebtedness  (as  hereinafter defined) and the performance of the covenants and obligations herein contained, Mortgagor does by these presents hereby specially MORTGAGE, PLEDGE AND HYPOTHECATE and grant a continuing security interest unto and in favor of the Mortgagee in and to the Mortgaged Property (as hereinafter defined), and the following described immovable and movable property, rights, titles, and interests (collectively called the "Mortgaged Property"), to-wit:

      (a) All rights, titles, and interests now owned or hereafter acquired by Mortgagor in and to the undivided interests in and to the oil and gas leases and/or oil, gas and other mineral leases and other interests and estates (collectively called the "Leases") which are described on Exhibit A hereto or which Leases are otherwise referred to herein.

      (b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and any units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to on attached Exhibit A; and (iii) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements described or referred to in this Mortgage or which relate to any of the Leases or interests in the Leases described or referred to herein or on attached Exhibit A or to the production, sale, purchase, exchange, processing, transporting or marketing of the Hydrocarbons (as hereinafter defined) and specifically, but without limitation, all of Mortgagor's interest in or under all gas or liquid hydrocarbon purchase agreements and all payments made thereunder including take or pay payments and/or take or pay settlement payments from or attributable to such Leases or interests.

      (c) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the "Hydrocarbons") in and under and which may be produced and saved from or attributable to the Leases, the lands covered thereby and Mortgagor's interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby and Mortgagor's interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage and including specifically, but without limitation, all liens and security interests in such Hydrocarbons securing payment of proceeds resulting from the sale of Hydrocarbons.

       (d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the rights, titles, interests and estates described or referred to in paragraphs (a), (b) and (c) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, corporeal or incorporeal, movable or immovable, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, petroleum and/or natural gas wells, buildings, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power, telephone and telegraph lines, surface leases, rights-of-way, easements and servitudes and licenses together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties.

      (e) Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest or privilege hereof by Mortgagor or by anyone acting on Mortgagor's behalf; and the Mortgagee is hereby authorized to receive the same at any time as additional security hereunder.

     (f) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases rights, titles, interests and estates and every part and parcel thereof, including, without limitation, all rights, titles, interests or estates in and to the Leases as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Encumbrances (as hereinafter defined) to which any of the Leases are subject, or otherwise; together with any and all renewals and extensions of any of the Leases; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Mortgagor in and to the Leases, less and except any overriding royalty interests hereafter acquired by Mortgagor in and to the Leases.

      (g) All accounts arising from the sale of Hydrocarbons at the wellhead, accounts arising from the sale of Hydrocarbons at some point other than the wellhead, equipment, contract rights, inventory and general intangibles constituting a part of, relating to or arising out of those portions of the Mortgaged Property which are described in paragraphs (a) through (f) above and all proceeds and products of all such portions of the Mortgaged Property.


                              II.

      This Mortgage is executed and delivered by Mortgagor to secure and enforce the Indebtedness described below:

      (a) All Indebtedness as such term is defined in that certain Loan Agreement dated December 28, 1993 by and between Mortgagor and Mortgagee (as amended or restated from time to time, the "Loan Agreement"), providing for loans and advances to be made from time to time by Mortgagee to Mortgagor including without limitation all amounts evidenced and to be evidenced by the Note as said term is defined in the Loan Agreement in the aggregate principal amount of $100,000,000 (the "Note").

     (b) The indebtedness evidenced by the Note in the principal amount and with interest, collection and attorney's fees, all as provided therein; all renewals, modifications, rearrangements or extensions of the Note, in whole or in part; any sums which may be advanced or paid by Mortgagee under the terms hereof on account of the failure of Mortgagor to comply with the covenants of Mortgagor contained herein; and all other indebtedness of Mortgagor arising pursuant to the provisions of this Mortgage.

      (c) Any additional loans or advances made by Mortgagee to or for the benefit of Mortgagor pursuant to the Loan Agreement, or pursuant to any other instrument executed in connection therewith.

      (d) Any amounts due or which become due by Mortgagor under that certain Swap Agreement (Basic Swap) between Mortgagor and Mortgagee dated December 28, 1993 or any other Price Protection Agreement, as defined in the Loan Agreement, entered into between Mortgagor and Mortgagee, as the same may be amended or restated from time to time.

      The term "Indebtedness" as used herein shall mean and include the Note and all other indebtedness described, referred to or mentioned in paragraphs (a) through (d), inclusive, of this
Section II, whether now existing or hereafter arising.

      This Mortgage secures all future advances and obligations constituting Indebtedness. The total amount of obligations and advances secured hereby may decrease or increase from time to time, but at no time shall the total amount of obligations and advances secured hereby exceed the sum of $200,000,000.

      The Indebtedness secured hereby is payable on or before December 31, 2000.


                              III.

      Mortgagor hereby represents, warrants and covenants as follows:

      (a) To the extent of the undivided interests specified on attached Exhibit A, Mortgagor has good and marketable title to and is possessed of the Mortgaged Property; the Mortgaged Property is free of any and all liens, encumbrances, security interests, contracts, agreements, preferential purchase rights, unitization agreements or unitization orders or other restrictions or limitations of any nature or kind (collectively called the "Encumbrances") except those permitted Encumbrances which may be specified herein or on attached Exhibit A; that Mortgagor's ownership of the Leases and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Encumbrances, afford Mortgagor not less than those net interests, as specified on attached Exhibit A as in the production from those wells and/or units (identified on Exhibit
A) located on the Mortgaged Property (or properties now or hereafter pooled or unitized therewith), or production which is allocated to such Leases, and will cause Mortgagor to bear not more than that portion, as specified on attached Exhibit A as, of the costs of drilling, developing and operating such wells and/or units as specified on Exhibit A; none of the Mortgaged Property is subject to a gas sales contract which contains terms which are not customary in the industry; none of the Mortgaged Property is subject at present to any regulatory refund obligation and to Mortgagor's knowledge no facts exist which might cause the same to be imposed; Hydrocarbons currently being produced and sold from or allocated to the Mortgaged Property are being purchased by those parties and entities identified as "Purchaser" on attached Exhibit A and Mortgagor is currently receiving payment and accounting for the proceeds attributable to such Hydrocarbons from those parties or entities identified as "Remitter" on said attached Exhibit A.

      (b) Mortgagor will warrant and defend the title to the Mortgaged Property against the claims and demands of all other persons whomsoever and will maintain and preserve the lien and privilege created hereby so long as any of the Indebtedness secured hereby remains unpaid. Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property, Mortgagor agrees that it will immediately defend against such adverse claim or take appropriate action to remove such cloud at Mortgagor's cost and expense, and Mortgagor further agrees that the Mortgagee may take such other action as it deems advisable to protect and preserve its interests in the Mortgaged Property, and in such event Mortgagor will indemnify the Mortgagee against any and all costs, attorneys' fees and other expenses which it may incur in defending against any such adverse claim or taking action to remove any such cloud. Such obligation of Mortgagor shall be payable as provided in the Loan Agreement. Except for sales of Hydrocarbons as and when produced and in the ordinary course of Mortgagor's business or as may be otherwise provided for in writing, Mortgagor will not sell, convey or in any manner dispose of the Mortgaged Property or any portion thereof without first securing the written consent of the Mortgagee.

      (c) This Mortgage is, and always will be kept, a direct first lien, privilege and security interest upon the Mortgaged Property subject only to the permitted Encumbrances described on Exhibit A and Mortgagor will not create or suffer to be created or permit to exist any lien, security interest or privilege, or charge prior or junior to or on a parity with the lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits and other income therefrom, and Mortgagor will, from time to time, pay or cause to be paid as they become due and payable all taxes, assessments and governmental charges lawfully levied or assessed upon the Mortgaged Property or any part thereof, or upon or arising from any of the rents, issues, revenues, profits and other income from the Mortgaged Property, or incident to or in connection with the production of Hydrocarbons or other minerals therefrom, or the operation and development thereof; provided, that the foregoing covenant shall be suspended so long as the amount, applicability or validity of any such charges is being diligently contested in good faith by appropriate proceedings and if Mortgagor shall have set up reserves therefor which are adequate under generally accepted accounting principles.
Mortgagor will not change its name, identity or corporate structure, or change the location of its chief executive office or its chief place of business or the place where it keeps its books and records concerning the Mortgaged Property (including, particularly, the proceeds from the sale of Hydrocarbons) without notifying the Mortgagee of such change in writing at least thirty
(30) days prior to the effective date of such change.

      (d) Mortgagor will at its own expense do or cause to be done all things necessary to preserve and keep in full repair, working order and efficiency all of the Mortgaged Property, including, without limitation, all equipment, machinery and facilities, and from time to time will make all the needful and proper repairs, renewals and replacements so that at all times the state and condition of the Mortgaged Property will be fully preserved and maintained in accordance with generally accepted practices in the industry.

      (e) Mortgagor will promptly pay and discharge its share of all rentals, delay rentals, royalties and indebtedness accruing under, and Mortgagor will perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, subleases, contracts and agreements described or referred to herein or affecting Mortgagor's interests in the Mortgaged Property, and will do all other things necessary to keep unimpaired Mortgagor's rights with respect thereto and prevent any forfeiture thereof or default thereunder. Mortgagor will operate the Mortgaged Property in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the Mortgaged Property is situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons and other minerals therefrom. Mortgagor will do or cause to be done such development work as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property in accordance with the most approved practices of operators in the industry, including all which may be appropriate to be done to protect from diminution the productive capacity of the Mortgaged Property and each producing well thereon including, without limitation, cleaning out and reconditioning each well from time to time, plugging and completing at a different interval or zone each such well, drilling a substitute well to conform to changed spacing regulations and to protect the Mortgaged Property against drainage whenever and as often as is necessary.

      (f) Mortgagor will maintain the insurance coverages as specified in Section 4.09 of the Loan Agreement. The loss payable clauses with respect to all property damage coverage shall be endorsed in favor of and made payable to the Mortgagee as the interests of the Mortgagee may appear and the Mortgagee shall be named as an additional insured with respect to all insurance providing liability coverages. The Mortgagee shall have the right to collect, and Mortgagor hereby assigns to the Mortgagee, any and all monies that become payable under any policies of property damage insurance and the Mortgagee shall hold and apply the sums so collected in accordance with Section
4.09 of the Loan Agreement.

      (g) Mortgagor will permit the Mortgagee and its agents to visit and inspect any of the Mortgaged Property at their sole risk, to examine the books of account of Mortgagor and to discuss the affairs, finances or accounts of Mortgagor, and to be advised as to the same by any officer or employee of Mortgagor, all at such reasonable times or intervals as the Mortgagee may desire.

      (h) Mortgagor will, upon request by Mortgagee, furnish or cause to be furnished to the Mortgagee reports prepared by or for Mortgagor concerning the productivity and the productive life of all or any wells included in the Mortgaged Property; the quantity of the Hydrocarbons and other minerals recoverable therefrom; the projected income and expense attributable to the Mortgaged
Property;  and  the  expediency  of  any  change  in  methods  of treatment or operation of all of any well included in the Mortgaged Property; any new drilling or development; any abandonment or proposed abandonment of any well; any plugging of any well or reopening of same at a different interval or zone; any method of repressuring in the field or any other action with respect to the Mortgaged Property; and further upon request of the Mortgagee, will furnish a report of Ryder, Scott & Co., or another independent engineer acceptable to the Mortgagee covering such of the foregoing matters as shall be so requested. Mortgagor will, also upon request of the Mortgagee, furnish the Mortgagee within thirty (30) days after the end of Mortgagor's fiscal quarter a report showing for such fiscal quarter the gross proceeds of the sale of Hydrocarbons and other minerals from the Mortgaged Property, the quantities so sold, the taxes deducted from or paid out of such proceeds, the number of wells operated, drilled and abandoned and such other information as the Mortgagee may reasonably request.

       (i) Mortgagor will comply with the obligations of Sections 4.08 and 8.04 of the Loan Agreement with respect to payment of or reimbursement for expenses and indemnifications made by the Mortgagor to or for the benefit of the Mortgagee. Any amount to be paid hereunder by Mortgagor to the Mortgagee shall be a demand obligation owing by Mortgagor (which obligation Mortgagor hereby expressly promises to pay) to the Mortgagee and shall bear interest as provided in the Loan Agreement.

      (j) Mortgagor will execute and deliver such further instruments and do such further acts as may be necessary or desirable or as may be reasonably requested by the Mortgagee to carry out more effectively the purposes of this Mortgage and to subject to the lien and security interest or privilege created hereby any properties, rights and interests covered or intended to be covered hereby. At the request of the Mortgagee, Mortgagor will deliver to Mortgagee an inventory and/or financing statements describing and showing the make, model, serial number and location of all equipment and machinery forming a part of the Mortgaged Property.

       (k) If any tax is levied or assessed against the Indebtedness described herein or any part thereof, or against this Mortgage, or against the Mortgagee with respect to the Indebtedness or any part thereof or this Mortgage, Mortgagor shall promptly pay the same.

      (l) All or portions of the Mortgaged Property may be comprised of interests in the Leases which are other than working interests or which may be operated by a party or parties other than Mortgagor and with respect to all or any such Leases as may be comprised of interests other than working interests or which may be operated by parties other than Mortgagor, Mortgagor's covenants as expressed in paragraphs (d) through (g) inclusive of this Section III are modified to require that Mortgagor use its best efforts to obtain compliance with such covenants by the working interest owners or the operator or operators of such Leases.

     (m) Mortgagor agrees that if Mortgagor fails to perform any act or to take any action which Mortgagor is required to perform or take hereunder or pay any money which Mortgagor is required to pay hereunder, the Mortgagee in Mortgagor's name or its own name may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by the Mortgagee and any money so paid by the Mortgagee shall be a demand obligation owing by Mortgagor to the Mortgagee and the Mortgagee, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to holders of the Indebtedness and/or Mortgagee pursuant to this Mortgage shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to the Mortgagee until paid as provided in the Loan Agreement, and all such amounts together with such interest thereon shall be a part of the Indebtedness and shall be secured by this Mortgage.

                              IV.

     (a) Upon the occurrence of any Event of Default, as defined in Section 6.01 of the Loan Agreement, Mortgagee may, in accordance with the provisions of the Loan Agreement, declare the Note to be due and payable whereupon said Note shall become immediately due and payable without notice of any kind; provided, however, that the occurrence of an Event of Default as described in Section 6.01(e), (f) and (g) of the Loan Agreement shall result in the immediate and automatic acceleration of maturity of the Note and all other Indebtedness mentioned or referred to herein. All costs and expenses (including attorneys' fees)
incurred by the Mortgagee in protecting and enforcing their rights hereunder shall constitute a demand obligation owing by Mortgagor and shall bear interest as provided in the Loan
Agreement and shall constitute a portion of the indebtedness secured hereby and shall have the benefit of the lien, privilege and security interest hereby created.

     (b) If the Note or any of the Indebtedness shall become due and payable and shall not be promptly paid, the Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Mortgagee and shall bear interest from the date of making such advance by the Mortgagee until paid as provided in the Loan Agreement. Mortgagor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and shall not have been remedied, then, and in every such case, the Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its successors or assigns, and all persons claiming under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Mortgagee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as the Mortgagee shall deem best. All reasonable costs, expenses and liabilities of every character incurred by the Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Mortgagee and shall bear interest from date of expenditure until paid as provided in the
Loan  Agreement, all of which shall constitute a portion  of  the
Indebtedness and shall be secured by this Mortgage and by any other instrument securing the Indebtedness. In connection with any action taken by the Mortgagee pursuant to this paragraph (b), the Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any act or omission of the Mortgagee in administering, managing, operating or controlling the Mortgaged Property unless such loss is caused by its willful misconduct and/or bad faith, nor shall the Mortgagee be obligated to perform or discharge any obligation, duty or liability of Mortgagor. Mortgagor shall and does hereby agree to indemnify the Mortgagee for, and to hold the Mortgagee harmless from, any and all liability, loss or damage which may or might be incurred by the Mortgagee (except for liability, loss or damage resulting by reason of the willful misconduct and/or bad faith of the Mortgagee or the exercise of rights or remedies hereunder; should the Mortgagee make any expenditure on account of any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Mortgagee and shall bear interest from the date expended until paid as provided in the Loan Agreement, shall be a part of the Indebtedness and shall be secured by this Mortgage and any other instrument securing the secured indebtedness. Mortgagor hereby assents to, ratifies and confirms any and all actions of the Mortgagee with respect to the Mortgaged Property taken under this paragraph (b). In connection with each and all of the foregoing and acting pursuant to the authority granted under Louisiana Revised Statutes 9:5131, et seq., Mortgagor hereby expressly designates Mortgagee, or its agents, servants or employees as Keeper of each and all of the Mortgaged Property. Mortgagor for itself, its successors and assigns does by these presents agree and stipulate that it shall be lawful for and Mortgagor does hereby authorize Mortgagee without making a demand or putting in default, putting in default being expressly waived, to cause all and singular the Mortgaged Property to be seized and sold subject to the matters set forth on Exhibit A by executory or other legal process without appraisement (appraisement being hereby expressly waived) either in its entirety or in lots, or parcels as Mortgagee may determine to the highest bidder for cash or on such terms as Mortgagee may direct, Mortgagor for itself, its successors and assigns hereby confessing judgment for the full amount of the Note in principal and interest and all other Indebtedness secured and to be secured hereby. Mortgagor hereby expressly waives: (a) the benefit of appraisement as provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same; (b) the demand and 3 days delay accorded by Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;
(c) the notice of seizure required by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the benefit of any other provisions of Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure; and Mortgagor agrees to the immediate seizure of the property subject hereto in the event of suit hereon.

      (c) Every right, power and remedy herein given to the Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

     (d) Any sale or sales of the Mortgaged Property or any part thereof, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, against Mortgagor, its successors and assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, its successors and assigns; and Mortgagor, if requested by the Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold. The proceeds of any sale of the
Mortgaged Property or any part thereof and all other moneys received by the Mortgagee in any proceedings for the enforcement hereof, whose application has not elsewhere herein been specifically provided for, shall be applied first, to the payment of all reasonable expenses incurred by the Mortgagee incident to the enforcement of this Mortgage, the Note or any of the
Indebtedness (including, without limiting the generality of the foregoing, reasonable expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees, and legal fees), and to the payment of all other reasonable charges, expenses, liabilities and advances incurred or made by the Mortgagee under this Mortgage; and then to payment of the Note and the Indebtedness in such order and manner as the Mortgagee may elect. The Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of any of the Indebtedness secured hereby, in whole or in part, and in such portions and in such order as may seem best to the Mortgagee in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens created by this Mortgage. Should any surplus or balance remain from any sale of the Mortgaged Property after the payment in full of the Indebtedness, any such surplus or balance shall be paid to Mortgagor. Mortgagor agrees, to the full extent that it may lawfully so agree, that it will not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for itself and all who may claim through or under it, so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for itself and all who may claim through or under it, waives to the extent that it may lawfully do so, any and all right to have the property included in the Mortgaged Property marshaled upon any foreclosure of the lien hereof, and agrees that the Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety or in parcels. If any law referred to herein and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. Mortgagee or any future holder or holders of the Note may at any time and from time to time release to Mortgagor or its order all or any portion of the funds received from the proceeds of oil, gas or other minerals as hereinafter provided without in anywise impairing, releasing or discharging the lien, privilege and security of this Mortgage or affecting the validity thereof.

                               V.

      (a) Mortgagor has absolutely and unconditionally assigned, transferred, and conveyed, and does hereby absolutely and unconditionally assign, transfer and convey unto Mortgagee, its successors and assigns, all of the Hydrocarbons and all products obtained or processed therefrom, and the revenues and proceeds now and hereafter attributable to the Hydrocarbons and said products and all payments in lieu of the Hydrocarbons such as "take or pay" payments or settlements. The Hydrocarbons and products are to be delivered into pipe lines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of the Mortgagee, free and clear of all taxes, charges, costs, and expenses; and all such revenues and proceeds shall be paid directly to the Mortgagee, for deposit to the Lender's Account as defined in the Loan Agreement, with no duty or obligation of any party paying the same to inquire into the rights of the Mortgagee to receive the same, what application is made thereof, or as to any other matter. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required or desired by the Mortgagee or any party in order to have said proceeds and revenues so paid to the Mortgagee. The Mortgagee is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Mortgagor or the Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Indebtedness, when received, regardless of the maturity of any of the Indebtedness, or any installment thereof; and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. The Mortgagee shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Mortgagee shall have the right, at its election, in the name of Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Mortgagee in order to collect such funds and to protect the interests of the Mortgagee, and/or Mortgagor, with all costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor. Mortgagor hereby agrees to indemnify the Mortgagee against all claims, actions, liabilities, judgments, costs, charges and attorneys' fees made against or incurred by it based on the assertion that the Mortgagee has received funds from the production of Hydrocarbons claimed by third persons either before or after the payment in full of the Indebtedness. The Mortgagee shall have the right to defend against any such claims, actions and judgments, employing its attorneys therefor, and if the Mortgagee is not furnished with reasonable indemnity, it shall have the right to compromise and adjust any such claims, actions and judgments. Mortgagor agrees to indemnify and pay to the Mortgagee any and all such claims, judgments, costs, charges and attorney's fees as may be paid in any judgment, release or discharge thereof or as may be adjudged against the Mortgagee. Such obligation shall be payable on demand and shall bear interest from the date of demand therefor until paid as provided in the Loan Agreement. In addition to the rights granted to Mortgagee in Section I (c) of this Mortgage, Mortgagor hereby further transfers and assigns to Mortgagee any and all such liens, security interests, financing statements or similar interests of Mortgagor attributable to its interest in the Hydrocarbons and proceeds of runs therefrom arising under or created by said statutory provision, judicial decision or otherwise. The power of attorney granted to Mortgagee in this paragraph, being coupled with an interest, shall be irrevocable so long as the Indebtedness or any part thereof remains unpaid.

      Notwithstanding anything to the contrary in the foregoing provisions in this Article, for so long as no Suspension Event as defined in the Loan Agreement shall exist, Mortgagor shall have the license to collect all of the revenues attributable to the Mortgaged Property; and no such payment shall affect or impair the lien of this Mortgage or the validity and effect of the assignment contained in this Article V(a). During a Suspension Event, such license shall be revoked and all proceeds of the sale of oil, gas or other minerals in and under or produced from the Mortgaged Property assigned hereunder shall be paid directly to Mortgagee in the manner provided in Article V(a). In the event payments are made directly to Mortgagee and then, at the request of Mortgagee, payments are, for periods of time, paid to Mortgagor, Mortgagee shall nevertheless have the right, effective upon written notice, to require that future payments be again made to it.

      (a) Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all principal and interest owing on the Note and all other Indebtedness when and as the same become due regardless of whether the proceeds of the Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Indebtedness.

      (b) To further secure the Indebtedness, Mortgagor hereby grants to the Mortgagee a security interest in and to the Mortgaged Property insofar as the Mortgaged Property consists of equipment, accounts, contract rights, general intangibles, inventory, Hydrocarbons, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the Louisiana Commercial Laws (the "Uniform Commercial Code"), including the proceeds and products from any and all of such personal property. Upon the happening of any of the Events of Default, the Mortgagee is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Uniform Commercial Code with reference to the personal property and fixtures in which the Mortgagee has been granted a security interest herein, or the Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this Mortgage in respect of the real property covered hereby. Mortgagor acknowledges that the provisions of Article IV hereof, including but not limited to the confession of judgment and appointment of a keeper, are applicable to the security interest affecting such personal property and fixtures. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Mortgagee under any other provision of this instrument or under any other instrument executed in connection with or as security for the Note or any of the Indebtedness. Written notice mailed to Mortgagor as provided herein at least five (5) business days prior to the date of public sale of any part of the Mortgaged Property which is personal property subject to the provisions of the Uniform Commercial Code shall constitute reasonable notice.

     (c) Without in any manner limiting the generality of any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the land described or to which reference is made herein or on attached Exhibit A; (ii) the security interests created hereby under applicable provisions of the Uniform Commercial Code will attach to Hydrocarbons (minerals including oil and gas) or the accounts resulting from the sale thereof at the wellhead or minehead located on the land described or to which reference is made herein; (iii) Mortgagor is the record title owner of the real estate or interests in the real estate comprised of the Mortgaged Property.


                              VI.

      (a) If all Indebtedness secured hereby is paid and all of the covenants, warranties, undertakings, and agreements made in this Mortgage are kept and performed, and if neither the Mortgagor nor the Mortgagee is bound to the other or to any third person to permit any obligation or Indebtedness to be incurred then or thereafter, then, upon sixty (60) days prior written notice, the Mortgagor may request the Mortgagee to terminate this Mortgage. Upon such termination, Mortgagor may further request the Mortgagee to provide a written act of release of this Mortgage. Mortgagee agrees to deliver such an act of release (subject to the foregoing limitation), all at the cost and expense of Mortgagor, within sixty (60) days of receiving such request, unless Mortgagee, in good faith, has cause to believe the Mortgagor is not entitled to a termination of this Mortgage.

      (b) If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Mortgagee and the Mortgagee in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

     (c) This instrument may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth.

      (d) The term "Mortgagor" as used herein shall mean and include all and each of the individuals, partnerships, corporations or other legal entities or persons executing this Mortgage (excluding the witnesses and Notary hereto). The number and gender of pronouns used in referring to Mortgagor shall be construed to mean and correspond with the number and gender of the individuals, partnerships, corporations or other legal entities or persons executing this Mortgage as Mortgagor. The term "Mortgagee" as used herein shall mean and include any legal owner, holder, assignee or pledgee of any of the Indebtedness secured hereby. The terms used to designate Mortgagee and Mortgagor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties.

      (e) This instrument is made with full substitution and subrogation of the Mortgagee and its assigns in and to all covenants, warranties and representations by others heretofore given or made in respect of the Mortgaged Property or any part thereof, whether by contract or otherwise, recorded or unrecorded.

      (f) The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

      (g) All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by registered or certified United States mail, postage prepaid, or by personal service (including express or courier service) at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery at the address and in the manner provided herein, upon receipt; provided that, service of notice as required by any laws of the State of Louisiana shall for all purposes be deemed appropriate and sufficient with the giving of such notice.

     (h) The lien and rights of Mortgagee hereunder shall not be impaired by any indulgence, moratorium or release granted by Mortgagee including, but not limited to, any renewal, extension or modification which Mortgagee may grant with respect to any Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser or surety of any Indebtedness.

     (i) In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Indebtedness in the same manner as with Mortgagor, without in any way vitiating or discharging the Mortgagor's liability hereunder or for the payment of the Indebtedness or performance of the obligations secured hereby. No transfer of the Mortgaged Property, no forbearance on the part of the Mortgagee, and no extension of the time for the payment of the Indebtedness given by any holder of the Indebtedness, in whole or in part, shall vitiate or discharge the liability of Mortgagor hereunder or for obligations secured hereby or the liability of any other person hereunder or for obligations secured hereby or the liability of any other person hereunder or for the payment of the Indebtedness.

       (j) This instrument is being executed in multiple counterparts, each of which is an original, and all of which are identical, containing all property descriptions included in Exhibit A. Each of such counterparts shall be deemed an original and all such counterparts shall together constitute but one and the same instrument.

      (k) Mortgagor and Mortgagee acknowledge that none of the Indebtedness has been presented to the undersigned notary public to be paraphed for identification herewith. Further, notwithstanding any reference to the Loan Agreement or any other document referred to herein, all persons dealing with the Mortgaged Property shall be entitled to rely upon any document or certificate of Mortgagee as to the occurrence of an event, such as an Event of Default, and shall not be charged with and shall not be forced to review any provision of any other instrument referred to herein to determine the accuracy thereof.

       (l) By execution of this instrument, the Mortgagee expressly makes and accepts this Mortgage subject and subordinate to that certain Assignment of Operating Rights dated and effective December 1, 1993 by and between Chevron U.S.A. Inc., as Assignor, and Forest Oil Corporation, as Assignee, relative to OCS-G 5518 covering the E 1/2 of Block 326, Eugene Island Area, South Addition; and that certain Partial Assignment of Operating Rights effective September 20, 1989 by and between Chevron U.S.A. Inc., as Assignor and Forest Oil Corporation and Harbert Energy Corporation, as Assignees, relative to OCS-G 8695 covering the S 1/2 of Block 320, Eugene Island Area, South Addition, which said assignment is subject to that certain Farmout Agreement effective February 28, 1989, as amended, between Chevron U.S.A. Inc. and Forest Oil Corporation.

      Upon the occurrence of an Event of Default hereunder, the rights and powers of the Mortgagee relative to the portions of and interests in OCS-G 5518 and OCS-G 8695 described in the above referenced instruments are expressly subject and subordinate to the rights of Chevron U.S.A. Inc. thereunder; and upon the occurrence of an Event of Default, the Mortgagee and its successors, shall expressly agree to assume, perform and comply with all of Mortgagor's obligations under said agreements and failure to so comply therewith or perform thereunder shall entitle Chevron U.S.A. Inc. to assert the rights and remedies provided under said Agreements.

      In the event of a conflict between the provisions of this paragraph VI(l) and any other term or provision of this Mortgage, the terms of this paragraph VI(l) shall prevail.

      (m) This instrument shall be governed by and enforced in accordance with the laws of the State of Louisiana. Mortgagor and Mortgagee expressly acknowledge, agree and confirm, however, that the Note and Loan Agreement are and shall be construed in accordance with and governed by the laws of the State of Colorado.

      THUS DONE AND PASSED on this      day of December, 1993  by
Forest Oil Corporation in the presence of the undersigned and me, said Notary Public, after a due reading of the whole.


WITNESSES:                    MORTGAGOR:

                              FOREST OIL CORPORATION
___________________________
                              By:_________________________________
Name:_____________________         Name:  William L. Dorn
                                   Title: Chairman of the Board and
                                          Chief Executive Officer

___________________________

Name:_____________________



                _______________________________
                         Notary Public
                 Printed Name:_________________
                     My Commission Expires:

                    ________________________



      THUS DONE AND PASSED on this ___ day of December, 1993  by
JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP in the presence of the undersigned and me, said Notary Public, after a due reading of the whole.


WITNESSES:                 MORTGAGEE:

                              JOINT ENERGY DEVELOPMENT
___________________________   INVESTMENTS LIMITED PARTNERSHIP

Name: _____________________

                               By:Enron Capital Corp, its general partner
__________________________

Name: ____________________     By: ___________________________
                                   Thomas S. Glanville
                                   Attorney-in-Fact



                _______________________________
                         Notary Public
                Printed Name:__________________
                     My Commission Expires:

                    ________________________


THE STATE OF_________________

COUNTY OF ___________________


      BE IT REMEMBERED, that I, ___________________, a Notary Public duly qualified, commissioned, sworn and acting in and for the State of _________________ , hereby certify that, on this ___, day of December, 1993, there appeared before me, William L. Dorn, Chairman of the Board and Chief Executive Officer, of Forest Oil Corporation, a New York corporation, whose address is 950 17th Street, Colorado National Building, Denver, Colorado 80202.

     On this day, before me, the undersigned Notary Public in and for said State, personally appeared the above named person, to me personally known, who, being by me duly sworn, did say that they are the designated officers of said corporation, and that the seal affixed to said instrument is the corporate seal of said corporation and that the instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors and that the above named persons acknowledged the instrument to be the free act and deed of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of ______________ , and State of _____________ ,
this ____ day of December, 1993.


                              ______________________________
                              Notary Public in and for The
                              State of______________________
                              Printed Name of Notary Public

                              Residing at:

                              ______________________________

                              ______________________________

                              My Commission Expires:
                              ______________________________






THE STATE OF ________________

COUNTY OF ___________________


      BE IT REMEMBERED, that I, ___________________, a Notary Public duly qualified, commissioned, sworn and acting in and for the State of_______ , hereby certify that, on this _____ day of December, 1993, there appeared before me, Thomas S. Glanville, attorney-in-fact on behalf of Enron Capital Corp, a Delaware corporation, as General Partner of Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, whose address is 1400 Smith Street, Houston, Texas 77002.

     On this day, before me, the undersigned Notary Public in and for said State, personally appeared the above named persons, to me personally known, who, being by me duly sworn, did say that they are the designated officers of said corporation, the General Partner of said limited partnership, a Delaware limited partnership registered as a foreign limited partnership in Louisiana, and the above named persons acknowledged that the instrument was signed on behalf of the corporation by authority of the Board of Directors in its capacity as General Partner of the aforesaid partnership and the above named persons acknowledged the instrument to be the free act and deed of the partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of______________ , State of___________ , this
____ day of December, 1993.


                              ______________________________
                              Notary Public in and for
                              The State of _________________

                              ______________________________
                              Printed Name of Notary Public

                              Residing at:

                              ______________________________

                              ______________________________

                              My Commission Expires:
                              ______________________________








                          EXHIBIT "A"


Property:      Eugene Island 320

Subject Interest:     An  undivided  66.66667%  interest  in  the
               operating rights, entitling Grantor to not less than a 48.044434% BPO (as defined below) and 43.866698% APO (as defined below) net revenue interest, in the following oil and gas lease:

     Serial No.:    OCS-G-8695
     Dated:         July 1, 1987
     Lessor:        United States of America
     Lessee:        Tenneco Oil Company
     Description:   Block  320,  Eugene  Island  Area,  OCS
                    Leasing  Map, Louisiana Map No.  4A,  INSOFAR
                    AND ONLY INSOFAR as said lease covers the S/2 of said Block 320 but only as to those depths down to 6,091'

Permitted Encumbrances:

1. Farmout Agreement effective February 28, 1989, as amended, between Chevron USA, Inc., as Farmouter, and Forest Oil Corporation, as Farmoutee. This Agreement sets forth interests before payout ("BPO") and after payout ("APO") as defined therein.

2. Operating Agreement dated February 28, 1989, as amended, by and between Forest Oil Corporation, as Operator, and Harbert
     Energy Corporation, as Non-Operator.

3.   Exploration Agreement dated June 1, 1988, between Forest Oil
     Corporation and Harbert Energy Corporation.

4.   Assignments   dated  May  30,  1989,  between   Forest   Oil
     Corporation  and Jack C. Oeffinger, Trustee Executive  Group
     (89-004 and 89-104).

5.   Gas  Purchase and Sales Agreement dated July 22,  1988,  but
     effective   June  30,  1988  between  Tenneco   Gas   Supply
     Corporation, as Buyer, and Tenneco Oil Company, As Seller.

     A.   Ratification and Amendment dated September 8,
          1988,  between TOC-Gulf Coast ("Seller")  and
          Tenneco Gas Supply Corporation ("Buyer").

     B.   Second  Amendment effective October 31,  1988
          between TOC-Gulf of Mexico, Inc. and TOC-Gulf
          Coast  Inc. ("Seller") and Tenneco Gas Supply
          Corporation ("Buyer").

     C.   Third  Amendment effective November  1,  1988
          between TOC-Gulf of Mexico Inc. ("Seller") and Tenneco Gas Supply Corporation ("Buyer").

6. Production Handling Agreement between Forest Oil Corporation and Santa Fe Energy Resources, Inc.

7.   Assignments   dated  May  30,  1989,  between   Forest   Oil
     Corporation and Jack C. Oeffinger, Trustee (89-004  and  88-
     104).

8.   Letter Agreement between Chevron U.S.A. Inc. and Forest  Oil
     Corporation, et al., dated August 18, 1992.




Property:      Eugene Island 326

Subject Interest:    An  undivided 100% interest in the operating
               rights, entitling Grantor to not less than i) 72.067% net revenue interest in the E/2 of E/2 and E/2 of W/2 of E/2 and ii) 76.667% net revenue interest in the W/2 of W/2 of E/2, in the following oil and gas lease:

     Serial No.:    OCS-G-5518
     Dated:         July 1, 1983
     Lessor:        United States of America
     Lessee:        Gulf Oil Corporation
     Description:   Block  326,  Eugene  Island  Area,  OCS
                    Leasing  Map, Louisiana Map No.  4A,  INSOFAR
                    AND ONLY INSOFAR as said lease covers the E/2 of said Block 326 but only as to those depths down to 12,000'

Permitted Encumbrances:

1.   Farmout Agreement dated 2-5-88 between Chevron USA, Grantor,
     Adobe, and Plumb (now Harbert).

2.   Operating Agreement dated 2-5-88 between Grantor, Adobe  and
     Plumb   (now  Harbert)  including  Gas  Balancing  Agreement
     attached thereto as Exhibit E.

3.   Gas  Sales  Contract  effective 2-1-91 between  Grantor  and
     TEMCO.

4.   Oil  &  Condensate Sales Contract effective  1-1-90  between
     Grantor and Chevron USA.

5.   Connection  Agreement  dated  11-1-89  between  Grantor  and
     Marathon Pipeline Co.

6.   Transportation Agreement dated 11-1-89 between  Grantor  and
     Marathon

7.   Connection  Agreement  dated  10-4-89  between  Grantor  and
     Tennessee Gas Pipeline.

8.   Partial  Assignment  of Operating Rights  effective  May  4,
     1988, from Chevron to Grantor, et al.

9.   Assignments  dated  February 24, 1988,  between  Forest  Oil
     Corporation and Jack C. Oeffinger, Trustee (88-009  and  88-
     109), as to E/2 of E/2 and E/2 of W/2 of E/2.




Property:           Vermilion Block 255

Subject Interest:         An  undivided  20.0%  operating  rights
                    interest, entitling Grantor to not less  than
                    a   16.25%  net  revenue  interest,  in   the
                    following oil and gas lease:

     Serial No.:         OCS-G 1152
     Dated:              June 1, 1962
     Lessor:             United States of America
     Lessee:             Forest Oil Corporation
     Description:        Block  255, Vermilion Area,  South
                         Addition, OCS Leasing Map, Louisiana Map
                         No. 3B, INSOFAR AND ONLY INSOFAR as said lease covers:

                              N/2 of NW/4 of SW/4
                              N/2 of NE/4 of SW/4
                              SE/4 of SW/4 of NW/4
                              S/2 of SE/4 of NW/4

                         limited to the stratigraphic equivalent of the top of the H-2 Sand at a measured depth of 7780' as seen in the OCS-G-1152 #5 ST Well down to the base of the K-5 Sand at a measured depth of 13,085' as seen in the OCS-G-1152 #6 Well.

Permitted Encumbrances:

1. Operating Agreement attached as Exhibit "A" to Geophysical Exploration Agreement dated May 17, 1961 with Hope Natural Gas Company, et al, governing non-unitized operations, per letter agreement dated July 7, 1971 between Forest Oil Corporation and Columbia Gas Development Corporation, et al.

2. Gas Processing Agreement with Exxon dated May 26, 1981, covering Vermilion Block 255 and Block 256 (Bluewater Gas
     Plant).

3.   Assignment  of overriding royalty interest from  Forest  Oil
     Corporation to Dale H. Dorn, Nominee, on behalf  of  certain
     Forest Oil Corporation Executive Employees.




Property:           Vermilion Block 101

Subject Interest:         An undivided 76.39% leasehold interest,
                    entitling   Grantor  to  not  less   than   a
                    63.65833%  net  revenue  interest,   in   the
                    following oil and gas lease:

     Serial No.:         OCS-G 10658
     Dated:              July 1, 1989
     Lessor:             United States of America
     Lessee:             TXP Operating Company
     Description:        Block  101,  Vermilion  Area,  OCS
                         Leasing  Map,  Louisiana  Map   No.   3,
                         containing  4531.63 acres,  INSOFAR  AND
                         ONLY INSOFAR as said lease covers:

                         1)   the  SW/4 of SE/4 of NW/4  of  said
                              Block 101 from the surface down  to
                              100'  below the base of the  9,300'
                              Sand  at a measured depth of 8,710'
                              as seen in the OCS-G-10658 #1 (B-1)
                              Well, and

                         2)   the  E/2  of NW/4 of SW/4  and  the
                              NW/4  of NE/4 of SW/4 of said Block
                              101  from the surface down to  100'
                              below the base of the 10,300'  Sand
                              at  a  measured depth of 9,136'  as
                              seen  in  the OCS-G-10658 #1  (B-1)
                              Well.

Permitted Encumbrances:

1. Offshore Operating Agreement, dated effective July 1, 1989, between Transco Exploration and Production Company, as
     Operator, and Zilkha Energy Company, as Non-Operator.

2.   Gas  Purchase  Contract,  dated  August  28,  1991,  between
     Transco  Exploration and Production Company, as Seller,  and
     Transco Energy Marketing Company, as Buyer.




Property:           Vermilion Block 102

Subject Interest:         An  undivided  100.0% interest  in  the
                    operating rights, entitling Grantor to not less than a 83.333333% net revenue interest, in the following oil and gas lease:

     Serial No.:         OCS-G 3393
     Dated:              January 1, 1977
     Lessor:             United States of America
     Lessee:             CNG Producing Co., et al.
     Description:        Block  102,  Vermilion  Area,  OCS
                         Leasing  Map,  Louisiana  Map   No.   3,
                         INSOFAR AND ONLY INSOFAR as said lease covers:

                         1)   SE/4 of NW/4 of NW/4
                              S/2 of NE/4 of NW/4
                              NE/4 of SW/4 of NW/4
                              SE/4 of NW/4
                              W/2 of SW/4 of NE/4

                         limited to the E Sand as seen between the measured depths of 7,366' and 7,460' in the Electric log of the OCS-G-3393 #3
                         (S/T) Well.

                         2)   SW/4 of NE/4 of NW/4
                              NW/4 of SE/4 of NW/4
                              SE/4 of NE/4 of NW/4
                              E/2 of SE/4 of NW/4
                              W/2 of SW/4 of NE/4

                         limited to the F Sand as seen between the measured depths of 7,190' and 7,288' in the Electric log of the CNG V102 OCS-
                         G-3393 #2 Well.

                         3)   E/2 of SW/4 of NW/4
                              SE/4 of NE/4 of NW/4
                              NE/4 of SE/4 of NW/4
                              NW/4 of SW/4 of NE/4

                         limited to the H Sand as seen between the measured depths of 7,935' and 8,046' in the Electric log of the ODECO V102
                         OCS-G-3303 #3 (S/T) Well.


                         4)   E/2 of SW/4 of NW/4
                              NE/4 of SE/4 of NW/4
                              NW/4 of SW/4 of NE/4

                         limited to the J Sand as seen between the measured depths of 8,005' and 8,034' in the OCS-G-3393 #2 Well.

                         5)   E/2 of SE/4 of NW/4
                         NW/4 of SW/4 of NE/4

                         limited to the M-1 Sand as seen between the measured depths of 8,398' and 8,456' in the Electric log of the OCS-G-3303 #3
                         (S/T) Well.

Permitted Encumbrances:       None





Property       Eugene Island Area, Block 53 SW/4

Subject Interest:    Fifty  percent  (50%)  of  six-sixths  (6/6)
               interest in and to the Operating Rights in the southwest quarter (SW/4) only of that certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS 0479 dated December 1, 1954 from the United States of America, Department of the Interior, as Lessor, covering all of Block 53, Eugene Island Area as shown on official leasing map, La. Map No. 4, INSOFAR AND ONLY INSOFAR as said Operating Rights cover the depths from the surface down to the stratigraphic equivalent of the base of the CIB Carst Sand as seen in the EI 53 OCS-G-0479 #9 well at a measured depth of 13,092'.

               Together with a like interest in and to that particular Right of Way dated August 28, 1990 from the Minerals Management Service bearing Serial Number OCS-G 12373 being 200 feet in width for the installation, operation and maintenance of a 6-5/8 inch pipeline, 3.6 miles in length from Platform B in Block 53, to a Subsea tie-in with Trunkline Gas Company's 22 inch pipeline (OCS-G 2817) in Block 64, all in the Eugene Island Area.

                    Working Interest         -    50.00%
                    Net Revenue Interest     -    41.67%

                Further burdened by Net Profits Interests equal to:

                    C. Dan Bump               -     1.20%
                    Lawrence J. Cernosek      -     0.80%


Permitted Encumbrances:

1.   Farmout   Agreement  dated  March  9,  1990  from   Pennzoil
     Exploration & Production Co. to Sandefer Offshore Co.

2.   Amendment  Letter to Farmout Agreement with  Pennzoil  dated
     August 10, 1990.

3. Assignment of Operating Rights dated effective March 9, 1990 from Pennzoil Exploration & Production Co. to Sandefer
     Offshore Operating Co.

4.   Joint  Operating  Agreement between Pennzoil  Exploration  &
     Production Co. and Sandefer Offshore Co. dated June 1,  1990 naming Sandefer Offshore Operating Co. as Operator.

5.   That particular Letter Agreement dated July 18, 1990 between
     Sandefer Offshore Operating Co. and Trunkline Gas Company covering transportation of water-saturated gas.

6.   That   particular  Condensate  Separation  Agreement   dated
     January  1,  1991 by and between Trunkline Gas  Company  and
     Sandefer Offshore Operating Co.

7. That particular Liquid Hydrocarbon Transportation Agreement dated January 1, 1991 by and between Trunkline Gas Company and Sandefer Offshore Operating Co.

8.   That  particular Crude Oil Purchase Agreement dated May  26,
     1992  by  and between Amoco Production Company and  Sandefer
     Offshore Operating Co.

9.   That  particular  Assignment of Net Profits  Interest  dated
     December   17,   1990  between  General  Sandefer   Offshore
     Partnership II and Lawrence J. Cernosek (0.80%).

10.  That  particular  Assignment of Net Profits  Interest  dated
     December   17,   1990  between  General  Sandefer   Offshore
     Partnership II and C. Dan Bump (1.20%).




Property       West Cameron Area Block 44

Subject Interest:    All of the Leasehold Interest in and to that
               Oil and Gas Lease bearing Serial Number OCS-G 6566 dated June 1, 1984 from the United States of America, Department of the Interior, as Lessor, to Union Texas Petroleum Corp., and Agip Petroleum Co. Inc., as Lessee, covering that portion of Block 44, West Cameron Area, OCS Leasing Map,
               Louisiana Map No. 1, seaward of the line established pursuant to Section 8(g) of the OCS Lands Act as amended, and described more fully in said lease, from the surface down to the stratigraphic equivalent of the base of the Discorbis B #6 Sand as seen between the measured depths of 9,806' and 9,884' in the Electric log of the Sandefer OCS-G-6566 #2 Well.

                    Working Interest         -    100.00%
                    Net Revenue Interest     -     75.00%

Permitted Encumbrances:

1.   Farmout  Agreement dated January 10, 1989 from  Union  Texas
     Petroleum Corporation and Agip Petroleum Co. Inc. to General
     Sandefer Offshore Partnership.

2.   Assignment  of  Oil and Gas Lease dated May  22,  1989  from
     Union  Texas  Petroleum Corporation and Agip  Petroleum  Co.
     Inc. to General Sandefer Offshore Partnership.

3. That particular Liquid Hydrocarbon Transportation Agreement dated October 1, 1990 by and between Stingray Pipeline
     Company and Sandefer Offshore Operating Co.

4.   That   particular   Operating  Agreement   for   Measurement
     Facilities  dated  July  17, 1990 by  and  between  Stingray
     Pipeline  Company  and Sandefer Offshore Operating  Co.  and
     Amendment Letter of July 12, 1990.

5.   That particular Liquids Purchase Agreement dated January  1,
     1992  by  and  between  Marathon Oil  Company  and  Sandefer
     Offshore Operating Co.

6. That particular Crude Oil Marketing Consulting Agreement dated January 30, 1992 by and between Vision Resources, Inc.
     and Sandefer Offshore Operating Co.

7. That particular Lease Rental Agreement dated August 1, 1993 by and between ISS Compression, Inc. and Sandefer Offshore
     Operating Co.




                          CERTIFICATE


      The undersigned, K. W. Smith, Assistant Secretary of Forest Oil Corporation, a New York corporation (this "Corporation") hereby certifies that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of this Corporation in accordance with the articles and by-laws of this Corporation and that same have not been amended or rescinded and are in full force and effect.

           RESOLVED, that this Corporation may borrow from Joint Energy Development Investments Limited Partnership (the "Lender") the principal amount of up to $100,000,000.00 (the "Loan") pursuant to the terms and conditions of a Loan Agreement (the "Loan Agreement") to be made by and among the Lender and this Corporation; and

           FURTHER RESOLVED, that William L. Dorn, Chairman of the Board and Chief Executive Officer of this Corporation (the "Officer"), be and he is hereby authorized and directed at any time and from time to time in the name of and on behalf of this Corporation and as security and collateral for the Loan under the provisions of the Loan Agreement to mortgage, pledge, assign, hypothecate, deliver or grant a security interest in any or all of the assets or properties of this Corporation of any nature whatsoever, whether immovable or movable, corporeal or incorporeal, both now owned and hereafter acquired, together with all products and proceeds thereof, to the Lender upon such terms and conditions as may be agreed upon between said Officer and the Lender; and

            FURTHER RESOLVED, that the Officer of this Corporation be and he hereby is authorized and directed to execute and deliver the Loan Agreement to the Lender in such form, substance and content as may be necessary or desirable in order to obtain the Loan, together with one or more promissory notes in the amount of the Loan, with interest thereon, and all other instruments, documents, agreements and certificates as may be now or hereafter required by the Lender from time to time to evidence the Loan made pursuant to the Loan Agreement, all such instruments, documents, agreements and certificates to contain such terms, covenants and conditions as said Officer may deem necessary or appropriate, said Officer's execution and delivery thereof on behalf of this Corporation to be conclusive evidence of said Officer's approval; and

            FURTHER RESOLVED, that the Officer of this Corporation be and he hereby is authorized and directed to execute and deliver to the Lender one or more mortgages, in conventional or collateral form, security agreements, pledge agreements, assignments, deeds of trust, financing statements, agreements and certificates as may be now or hereafter required by the Lender from time to time to secure the Loan made pursuant to the Loan Agreement, including without limitation supplemental or additional collateral documents encumbering assets and properties of this Corporation in the future, all such mortgages, security agreements, pledge agreements, assignments, deeds of trust, financing statements, agreements and certificates to contain such terms, covenants and conditions as may be approved by the Officer of this Corporation, said Officer's execution and delivery thereof on behalf of this Corporation to be conclusive evidence of said Officer's approval; and

           FURTHER RESOLVED, that the documents described in the above paragraphs may contain a confession of judgment, authorization of executory process, waiver of appraisal, consent to private sale and other remedial clauses as determined by the Officer and the Lender; and

          FURTHER RESOLVED, that in express contemplation of action by the Lender in reliance hereon, the Assistant Secretary of this Corporation be and is hereby authorized and empowered to certify to the Lender a copy of these Resolutions, and that the Lender may consider the Officer to continue in the office and these Resolutions to remain in full force and effect until written notice to the contrary shall be received by the Lender from this Board of Directors.

     IN WITNESS WHEREOF, I have signed this Certificate this 28th day of December, 1993.

                              ______________________________
                              K. W. Smith
                              Assistant Secretary